                                                                   EXHIBIT 10.30

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                        ARRAY LIBRARY SCREENING AGREEMENT

         This LIBRARY SCREENING AGREEMENT (the "Agreement"), effective as of August 1st, 2000 (the "Effective Date"), is made by and between Array BioPharma Inc., a Delaware corporation having its principal offices located at 1885 33rd Street, Boulder, CO 80301 ("Array"), and E. I. du Pont de Nemours and Company, a Delaware corporation having its principal offices located at 1007 Market Street, Wilmington, DE 19898 ("DuPont").

                                   BACKGROUND

    A. Array has developed novel proprietary methods for the generation of compound libraries.

    B. Pursuant to that certain Confidentiality Agreement dated February 1st, 2000 (the "Confidentiality Agreement," attached hereto as Exhibit D), Array has disclosed to DuPont the structures of certain compounds.

    C. DuPont desires to obtain certain of such compound libraries for screening to identify candidate compounds for further evaluation and at DuPont's option to further optimize such compounds, all on the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

         1 DEFINITIONS

                  1.1 "Activation Fee" shall have the meaning as set forth in
Section 3.3 below.

                  1.2 "Activation Period" shall mean the period commencing upon delivery of the Compound to DuPont and ending on the date three (3) years thereafter.

                  1.3 "Active Compound" shall mean a Compound designated and activated pursuant to Section 3.2 and for which the Activation Fee has been paid in accordance with Section 3.3 below. It is understood that each designation of Active Compound shall include all non-covalent derivatives of such chemically distinct compound, including but not limited to acid addition salts and cationic salts, and shall include all diastereomeric and enantiomeric forms thereof.

                  1.4 "Active Derivative" shall have the meaning as set forth in
Section 3.4. It is understood that each designation of Active Derivative shall include all non-covalent derivatives of such chemically distinct compound, including but not limited to acid addition salts and cationic salts, and shall include all diastereomeric and enantiomeric forms thereof.

                  1.5 "Analog" shall mean that:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           [ * ]




         It is further understood that the term Analog shall be deemed to include all non-covalent derivatives of such compound, including but not limited to acid addition salts and cationic salts, and shall include all diastereomeric and enantiomeric forms thereof.

         Moreover, for purposes of this Agreement, it is understood and agreed that any compound subject to the confidentiality provisions of this Agreement or the Confidentiality Agreement shall not be deemed an Analog.

                  1.6 "Compound" shall mean each chemically distinct compound which is contained in the Library provided to DuPont by Array under this Agreement.

                  1.7 "Core Chemistry" shall mean the core chemical structures of the Compounds within the First Year Library, the Second Year Library or the Third Year Library.

                  1.8 "Derivative" shall mean any compound which is chemically related to a Core Chemistry but shall exclude specific compounds disclosed by Array to DuPont pursuant to the Confidentiality Agreement or the provisions of
Section 4.1 of this Agreement.

                  1.9 "DuPont Field" shall mean [ * ].

                  1.10 "Library" shall have the meaning as set forth in Sections 2.1, 2.2, and 2.3 below.

                  1.11 "Licensed Technology" shall mean Array Patent Rights and confidential Compound Information. Notwithstanding the foregoing, it is understood that Licensed Technology shall not include any patent or other rights to high-speed synthesis technology, methods or compound libraries (except Libraries).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           (a) "Array Patent Rights" shall mean (i) all patents
and patent applications that claim a Compound, or method of use or process for the synthesis thereof or composition-of-matter containing such Compound, for which the earliest effective filing date is prior to the end of the Activation Period for the Compound, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions to the extent the same have an earliest effective filing date prior to the date described in (i) above, and any substitutions, confirmations, or registrations of any of the foregoing, in each case, which is owned by Array (solely or jointly), to the extent Array has the right to license or sublicense the same.

                           (b) "Compound Information" shall have the meaning as
set forth in Section 2.5 below.

                  1.12 "Re-Supply Compound" shall have the meaning as set forth in Section 2.4 below.

                  1.13 "Scaffold" shall mean a group of Compounds with a [ * ] of the following functionality: [ * ].

         2 LIBRARY

                  2.1 The First Year Library. Subject to the terms and conditions of this Agreement, in the calendar year [ * ], Array shall deliver to DuPont the combinatorial compound library described in this Section 2.1 (the "First Year Library") on a non-exclusive basis. The First Year Library shall consist of a minimum of [ * ] Compounds, selected on a plate by plate basis by DuPont from up to [ * ] Core Chemistries, as set forth in Exhibit A. The First Year Library shall contain a minimum of [ * ] micromoles of each Compound and shall conform to the specifications and meet the quality control criteria set forth in Exhibit B. The Compounds will be supplied to DuPont at approximately
[ * ] Compounds per month from [ * ].

                  2.2 The Second Year Library. Subject to the terms and conditions of this Agreement, in the calendar year [ * ], Array shall deliver to DuPont the combinatorial compound library described in this Section 2.2 (the "Second Year Library") on a non-exclusive basis. The Second Year Library shall consist of a minimum of [ * ] Compounds, selected on a plate by plate basis by DuPont from up to [ * ] Core Chemistries, from those described in Exhibit A and Exhibit C. The Second Year Library shall contain a minimum of [ * ] micromoles of each Compound and shall conform to the specifications and meet the quality control criteria set forth in Exhibit B. The Compounds will be supplied to DuPont at approximately [ * ] Compounds per month from [ * ]

                  2.3 The Third Year Library Option. The Third Year Library is an option that can be cancelled by either party with [ * ] days written notice prior to [ * ]. Assuming the parties agree to proceed with this option, subject to the terms and conditions of this Agreement, in the calendar year [ * ], Array shall deliver to DuPont the combinatorial compound library described in this Section 2.3 (the "Third Year Library") on a non-exclusive basis. The

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Third Year Library shall consist of a minimum of [ * ] Compounds, selected on a plate by plate basis by DuPont from up to [ * ] Core Chemistries selected from those described in Exhibit C and from additional Core Chemistries that will be shown to DuPont by Array prior to [ * ]. The Third Year Library shall contain a minimum of [ * ] micromoles of each Compound and shall conform to the specifications and meet the quality control criteria set forth in Exhibit B. The Compounds will be supplied to DuPont at approximately [ * ] Compounds per month from [ * ].

                  2.4 Resupply of Compounds. DuPont shall have the option to obtain additional quantities of any Compound already delivered hereunder (collectively, "Re-Supply Compounds"), by written order to Array specifying the Compound(s) desired, together with a complete description of the chemical structure. Upon receipt of the request for Re-Supply Compounds, Array will provide DuPont within [ * ] business days with a quote for the length of time and the cost to provide such Re-Supply Compounds. Array will base such DuPont quotations [ * ] of Re-Supply Compounds. Such Re-Supply Compounds shall be supplied in [ * ] per Re-Supply Compound and shall comply with the applicable specifications of Exhibit B. Array's obligation to re-supply Compounds shall continue for a period of [ * ] following the expiration or earlier termination (other than by Array for breach by DuPont) of this Agreement.

                  2.5 Compound Information. Array shall make available to DuPont the following information for the Compounds delivered hereunder: (i) structural data for each Compound; (ii) plate location coordinates and an identification number for each Compound; and [ * ] In addition, Array shall make available to DuPont a copy of the quality control data and methods used for Compounds delivered hereunder.

                  2.6 Delivery. Array shall use good faith efforts to deliver Compounds in accordance with a schedule mutually agreed upon by the parties. Compounds shall be delivered F.O.B. Array's facility to DuPont's facility at the address set forth above (or such other address as DuPont may specify in writing prior to the shipping date). The carrier shall be paid by DuPont, and shall be selected by agreement between Array and DuPont, provided that in the event no such agreement is reached Array shall select the carrier.

                  2.7 Payments on Delivery. Except as set forth in Section 2.4 with respect to Re-Supply Compounds, the price to be paid by DuPont for Compounds delivered in accordance with this Agreement shall be [ * ] per Compound. Together with each shipment of Compounds hereunder, Array shall submit an invoice to DuPont therefor. Each invoice shall state the total invoiced amount and the number of Compounds included in a particular shipment, plus any insurance, taxes or other costs incident to the shipment or delivery of Compounds hereunder initially paid by Array but to be borne by DuPont. All payments hereunder shall be made in U.S. Dollars, by direct bank transfer to an account designated in Array's invoice, within thirty (30) days after DuPont's receipt of the particular shipment meeting all sample and electronic data formats specified by DuPont pursuant to this Agreement. If DuPont fails to notify Array within one week that a shipment does not meet the applicable

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

specifications, then the shipment shall be deemed accepted. Any payments hereunder that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate reported by Norwest Bank, Denver, Colorado, on the date such payment is due, calculated on the number of days such payment is delinquent.

                  2.8 Taxes. Any sales, use or other taxes or other governmental charges incident to the transfer of Compounds to DuPont pursuant to this Agreement shall be the sole responsibility of DuPont.

                  2.9 Title. Without limiting DuPont's rights under Article 3 below, it is understood and agreed that Array retains title to the Compounds subject to the confidentiality provisions of Section 4.1 that are delivered to DuPont under this Agreement.

         3 LICENSES; ACTIVE COMPOUNDS; INTELLECTUAL PROPERTY

                  3.1 Licenses.

                           (a) License Grant. Subject to the terms and
conditions of this Agreement, Array hereby grants to DuPont the following licenses under the applicable Licensed Technology: (i) a non-exclusive right and license to make, have made and use the Compounds and Compound Information for its own internal research and development purposes including the right to make derivatives, and (ii) subject to Section 3.6, an exclusive, fully-paid, perpetual license to make, have made, use, sell, offer for sale and export and import Active Compounds and Active Derivatives.

                           (b) Sublicenses. The license granted under Section
3.1(a)(ii) above shall include the right to grant sublicenses, but the license granted under Section 3.1(a)(i) shall be without the right to grant sublicenses.

                           (c) Reservation. Notwithstanding Section 3.1(a)
above, Array hereby reserves the right, including the right to authorize others, under the Licensed Technology to make, have made, and use all Compounds for research and/or other purposes. Notwithstanding the foregoing, once DuPont has designated a Compound as an Active Compound, Array will not provide such Active Compound to third parties as part of a compound library or otherwise.

                  3.2 Active Compounds. At any time prior to the expiration of the Activation Period applicable to a particular Compound, DuPont shall have the right to designate such compound as an Active Compound, as set forth in this
Section 3.2 below.

                           (a) Designation. To designate a Compound as an Active
Compound, DuPont shall so notify Array in writing, with a description of the Compound (including a complete description of its chemical structure), and pay Array the applicable Activation Fee for such Active Compound pursuant to Section
3.3 below. It is understood, however, that any such designation shall be subject to Sections 3.2(b) and 3.6 below; and to the extent that such designation is precluded as described in Section 3.6 below, such Compound shall not be an Active Compound hereunder. Likewise, if [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

designation of a Compound as an Active Compound it is understood that the designation shall include as Active Compounds all non-covalent derivatives of such chemically distinct compound, including but not limited to acid addition salts and cationic salts, and shall include as Active Compounds all diastereomeric and enantiomeric forms thereof. A Compound designated as Active Compound together with its non-covalent derivatives and its diastereomeric and enantiomeric forms shall be considered a single designation.

                           (b) Restriction. DuPont agrees that for so long as
such Compounds are subject to the provisions of Section 4.1, it will not, and will not authorize any third party to, commercialize any Compound for any purpose unless such Compound has been designated and activated as an Active Compound hereunder.

                  3.3 Activation Fee. For DuPont to designate up to [ * ] (together with their non-covalent derivatives and disastereomers and enantiomers as provided in Section 3.2(a)) based on [ * ] as Active Compounds hereunder and to initiate DuPont's exclusive rights with respect thereto under Section 3.1(a)(ii) above, DuPont shall pay to Array an activation fee of [ * ] as an Active Compound. Separate Activation Fees shall be due for [ * ]. Should DuPont wish to activate more [ * ] based on a single Scaffold, then the parties will negotiate a suitable fee for activation. [ * ].

                  3.4 [ * ]




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         [ * ]

                  3.5 Intellectual Property.

                           (a) [ * ].

                                    (i) [ * ]. Matters of inventorship shall be
determined in accordance with U.S. patent law. For so long as a Compound remains subject to the confidentiality obligations under Section 4.1 of this Agreement, DuPont will not file, prosecute or maintain patent applications or patents claiming a Compound (and/or a composition of matter containing a Compound, and/or a method of use employing a Compound, and/or the Compound's non-covalent derivatives and disastereomers and enantiomers) unless DuPont first designates the Compound as an Active Compound under Section 3.2 of this Agreement. It is understood that DuPont may nevertheless file, prosecute, and/or maintain patent applications and patents which [ * ]

                                    (ii) For inventions other than those vested
in DuPont pursuant to 3.5(a)(i), all right, title and interest in and to such inventions arising from or made in the performance of this Agreement are retained by the party that is the employer of the inventor (i.e., inventions made solely by Array personnel and all intellectual property rights therein shall be owned by Array, inventions made solely by DuPont personnel and all intellectual property rights therein shall be owned by DuPont, and inventions made jointly by DuPont personnel and Array personnel and all intellectual property rights therein shall be owned jointly by DuPont and Array). Except as provided in this Article 3 (including Section 3.2(b)), neither party shall have an obligation to account to the other, or obtain the consent of the other, with respect to the exploitation (directly or through licensees of third parties) of any jointly owned invention or intellectual property right, and each party hereby waives any right it may have under the laws of any jurisdiction to require such an accounting or consent.

                           (b) Patent Prosecution For inventions owned by DuPont
pursuant to Section 3.5(a)(i) Array will cooperate with and assist DuPont, at DuPont's expense, in filing for and obtaining such patents or such other protection of DuPont's intellectual property rights in the Active Compounds, Active Derivatives and Analogs as is reasonably necessary or appropriate. For inventions co-owned according to 3.5(a)(ii) the parties will discuss at the request of either party any steps desirable and/or necessary to secure patent protection and their respective responsibilities.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           (c) Infringement. In the event a third party is
infringing any Array Patent Right by reason of the manufacture, sale, use or importation of an Active Compound, provided that such infringement is substantial and continuing, DuPont shall have the right to bring a lawsuit or other appropriate legal proceeding to enforce such Array Patent Rights with respect to such infringement. Otherwise, the parties agree that Array shall have and retain the exclusive right to enforce the Array Patent Rights (itself or through third parties). Array agrees to cooperate with DuPont with respect to the enforcement of the Array Patent Rights pursuant to this Section 3.5(c), including upon request of DuPont by joining as a nominal party at DuPont's expense, where so joining is required for the Initiating Party to bring such suit. Any action brought in accordance with this Section 3.5(c) shall be at the expense of the Initiating Party, and as between the parties hereto, any recoveries shall be retained by the Initiating Party.

                           (d) [ * ]

                  3.6 Third Party Rights. It is understood that Array is in the business of providing combinatorial compound libraries to third parties, and except as expressly provided herein, nothing herein shall prevent or restrict Array from providing Compounds (together with their non-covalent derivatives and disastereomers and enantiomers) and/or Derivatives to third parties, or from using the Compounds (together with their non-covalent derivatives and disastereomers and enantiomers) and/or Derivatives for any purposes. It is further understood that Array may grant to third parties rights to acquire licenses in the Compounds (together with their non-covalent derivatives and disastereomers and enantiomers) similar to those granted to DuPont hereunder; accordingly, DuPont's right to designate any particular Compound as an Active Compound and/or any particular Derivative as an Active Derivative, and Array's grant of rights to DuPont under this Article 3, are limited to the extent that Array has prior to designation of an Active Compound or Active Derivative granted a third party a license or other right with respect to such a Compound (together with its non-covalent derivatives and disastereomers and enantiomers) or Derivative. It is understood and agreed that so long as Array complies with this Article 3, Array shall have no liability with respect to any conflict of DuPont's rights and those rights granted to third parties by Array.

                  3.7 No Liability. It is understood and agreed that, even if Array complies with its obligations under this Agreement, compounds provided to Third Parties in the course of Array's other business activities may result in Third Party patent applications and patents, including patent applications and patents owned by such Third Parties, or jointly owned by Array and such Third Parties, which could conflict with patent applications and patents owned by DuPont, or jointly owned by Array and DuPont hereunder. Array shall use its reasonable efforts to avoid such conflict; provided, however, that unless DuPont is damaged as a proximate result of a material breach by Array of Section 3.1(c), that Array shall have no liability under this Agreement with respect to any such conflict.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         4 CONFIDENTIALITY

                  4.1 Confidential Information. Except as expressly provided herein, the receiving party (hereinafter, the "Receiving Party") shall not disclose to any third party or use for any purpose any Confidential Information furnished to it by the other party (hereinafter the "Disclosing Party") pursuant to this Agreement for a period ending [ * ] after the term of this Agreement provided in Section 7.1. For purposes of this Article 4, "Confidential Information" shall mean any information disclosed by the Disclosing Party to the Receiving Party which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Disclosing Party at the time of such disclosure and is confirmed in writing as confidential or proprietary by the Disclosing Party within [ * ] days after such disclosure; provided, however, the Compounds (together with their non-covalent derivatives and disastereomers and enantiomers) and Compound Information provided hereunder shall be deemed Confidential Information of Array whether or not so marked. Notwithstanding the foregoing, Confidential Information shall not include any information that, in each case as demonstrated by written documentation (i) was already known to the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the Receiving Party by a third party who did not acquire it directly or indirectly from the Disclosing Party; or (v) was developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party.

                  4.2 Disclosure to Array. Notwithstanding Section 4.1 above, if DuPont desires to disclose to Array Confidential Information related to (i) the activity of a compound in biological or other screens or targets, (ii) the targets against which a compound is or will be screened, (iii) a request for re-supply of a Compound, (iv) DuPont's election to activate a Compound or (v) other development or screening efforts with respect to a compound, DuPont agrees to first provide Array with a non-confidential summary of such information, and shall not disclose such Confidential Information to Array, if Array notifies DuPont that Array does not desire to receive such Confidential Information.

                  4.3 Permitted Use and Disclosures. The Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent necessary to exercise its rights or perform its obligations under this Agreement. Examples of permitted uses and disclosures include DuPont's rights to file and prosecute patent applications and patents (including without limitation DuPont's rights to disclose methods of synthesis of Active Compounds covered under Licensed Technology), a Receiving Party's rights to prosecute or defend litigation, a Receiving Party's obligation to comply with applicable governmental regulations or court order or to otherwise submit information to tax or other governmental authorities, or a Receiving Party's right to sublicense or otherwise exercise license rights expressly granted by the other party to it pursuant to the terms of this Agreement. However, except for any DuPont disclosure to any government agency for the purpose of obtaining approval to test or market a product or for the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

purpose of obtaining patent protection, if the Receiving Party is required (e.g., by court order) to make any disclosure of the Disclosing Party's Confidential Information without a confidentiality agreement in place it shall give reasonable advance notice to the Disclosing Party of such disclosure to enable the Disclosing Party to seek confidential treatment of such Confidential Information, whether by protective order or otherwise. Moreover for the avoidance of doubt and in recognition of DuPont's various research interests, DuPont may disclose (a) any compound other than a compound (together with its non-covalent derivatives and disastereomers and enantiomers) specifically disclosed by Array to DuPont pursuant to either the Confidentiality Agreement or the provisions of Section 4.1. In addition the Receiving Party may disclose Confidential Information of the Disclosing Party to an Affiliate of the Receiving Party which agrees to protect the Disclosing Party's Confidential Information as provided by the Confidentiality Agreement or by this Agreement as the case may be. For purposes of this Agreement "Affiliate" shall mean companies under control of, controlled by or under common control with either of the Parties and "control" shall mean ownership of at least 50% of the stock or other interest of such company.

                  4.4 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose to any third party other than an Affiliate the terms of this Agreement without the prior written consent of the other party hereto, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement

         5 REPRESENTATIONS AND WARRANTIES

                  5.1 DuPont. DuPont represents and warrants that it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder.

                  5.2 Array. Array represents and warrants that: (i) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder; (ii) it has the legal right and power to extend the rights granted in this Agreement; (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which are inconsistent in any material manner with the rights and licenses granted to DuPont herein; (iv) to the best of its knowledge, as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Licensed Technology; and (v) as of the Effective Date, the Licensed Technology does not include intellectual property licensed from third parties that would require DuPont to pay to such third parties a royalty or other amounts to make, have made, use or import Active Compounds.

                  5.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5, NEITHER ARRAY NOR DUPONT MAKES ANY REPRESENTATION OR WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO COMPOUNDS OR PRODUCTS BASED THEREON, OR INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, PATENTED OR

UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         6 INDEMNIFICATION

                  6.1 DuPont. DuPont agrees to indemnify, defend and hold Array, and its directors, officers, employees and agents harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys" and professional fees and court and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with third party claims relating to (i) any Compounds (together with their non-covalent derivatives and disastereomers and enantiomers) or product based thereon developed, manufactured, used, sold or otherwise distributed by or under authority of DuPont or its designees (including, without limitation, product liability claims), or (ii) any breach by DuPont of the representations and warranties made in this Agreement, except in each case, to the extent such Liabilities resulted from the gross negligence or intentional misconduct of Array.

                  6.2 Array. Array agrees to indemnify, defend and hold DuPont, and its directors, officers, employees and agents harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and court and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with third party claims relating to any breach by Array of the representations and warranties made in this Agreement, except in each case, to the extent such Liabilities resulted from the gross negligence or intentional misconduct of DuPont.

                  6.3 Procedure. A party that intends to claim indemnification (the "Indemnitee") under this Article 6 shall promptly notify the indemnifying party (the "Indemnitor") in writing of any third party claim, suit or proceeding included within the indemnification described in this Article 6 above (each a "Claim") with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 6 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitee under this Article 6, and its employees, at the Indemnitor's request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims.

         7 TERM AND TERMINATION

                  7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect until expiration of the Activation Period for the last Compound delivered hereunder, unless earlier terminated in accordance with this Article 7 below, or December 31, 2005, whichever is earlier.

                  7.2 Termination.

                           (a) For Cause. Either party to this Agreement shall
have the right to terminate this Agreement in the event the other party materially breaches or defaults in the performance of any of its material obligations hereunder, and such default continues for sixty (60) days after written notice thereof is provided to the breaching party by the non-breaching party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

                           (b) [ * ].

                  7.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty
(60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

                  7.4 Effects. It is understood that termination of this Agreement shall not relieve a party from any right or obligation which, at the time of such termination, has already accrued to the other party. The provisions of Articles 1, 4, , 6 and 8 and Sections 3.1, 3.5, 3.6, 3.7 and 7.4 shall survive the expiration or termination of this Agreement for any reason. In addition, the provisions of Sections 2.5, 2.6, 3.2, 3.3, and 3.4 shall survive the expiration or termination of this Agreement for breach by Array but not breach by DuPont. The provisions of Sections 3.2, 3.3, and 3.4 also shall survive termination of this Agreement under Section 7.2(b). All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement. For purposes of the foregoing, if a Section that so survives is expressly stated to continue for a period of time specified in such surviving Section, the same shall survive only for the remainder of the period specified in such Section. Except as otherwise expressly provided in this Article 7, all other rights and obligations of the parties shall terminate.

         8 MISCELLANEOUS

                  8.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of Colorado, without reference to conflicts of laws principles.

                  8.2 No Implied Licenses. Nothing herein shall be construed as granting either party, by implication, estoppel or otherwise, any license or other right to any intellectual property, except for the licenses expressly granted herein.

                  8.3 Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either party of any breach of any provision hereof by the other party shall

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                  8.4 Assignment. The parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto except as follows: either party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee has agreed in writing to be bound by the terms and conditions of this Agreement. Any attempted transfer or assignment in violation of this Section 8.4 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

                  8.5 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto shall not be deemed to be agents, partners or joint ventures for any purpose as a result of this Agreement or the transactions contemplated thereby.

                  8.6 Compliance with Laws. In exercising their rights under this Agreement, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights hereunder including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of products pursuant to this Agreement.

                  8.7 Notices. Any notice required or permitted to be given or made under this Agreement by either party shall be in writing and delivered to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

         if to Array, to:                   Array BioPharma Inc.
                                            1885 33rd Street
                                            Boulder, Colorado 80301
                                            Attn: David L. Snitman
                                            Fax number: (303) 449-5376

         if to DuPont, to:                  [ * ]

                  8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall continue in full force and effect without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded provision to as fully as possible realize the intent of the parties and their commercial bargain, unless the invalid provision(s) are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provision(s).

                  8.9 Force Majeure. Nonperformance of either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by acts of God, strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party, provided such party uses its best efforts to resume performance as promptly as possible.

                  8.10 No Consequential Damages. EXCEPT PURSUANT TO ARTICLE 6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, AND THE PARTIES ACKNOWLEDGE THAT THIS SECTION 8.10 REPRESENTS A REASONABLE ALLOCATION OF RISK.

                  8.11 Further Assurances. At any time and from time to time after the Effective Date, each party hereby agrees to execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, and take or cause to be taken all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement.

                  8.12 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

                  8.13 Entire Agreement. The terms and provisions contained in the Agreement, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect. Notwithstanding the foregoing, it is understood and agreed that the provisions of the Confidentiality Agreement shall remain in full force and effect; except that, for that any chemical compound disclosed by Array to DuPont pursuant to the Confidentiality Agreement that DuPont selects to be delivered by Array as a

Compound under this Agreement, the provisions of this Agreement shall apply. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

                  8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

ARRAY BIOPHARMA INC.                E. I. DU PONT DE NEMOURS AND COMPANY

By:     /s/ DAVID SNITMANN           By:     [ * ]
    -----------------------              -----------------------

Name:   David Snitmann               Name:         [ * ]
      ---------------------                ---------------------

Title:  COO                          Title:  [ * ]
       --------------------                 --------------------

Date:   7/31/00                      Date:   [ * ]
      ---------------------                ---------------------




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.